UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)                                                                           JANUARY 10, 2011

Commission File Number 001-33933
EXPLORE ANYWHERE HOLDING CORP.
 (Exact name of registrant as specified in its charter)

Nevada	88-0319470
State or other jurisdiction of	(I.R.S. Employer
incorporation or organization	Identification No.)

6150 West 200 South, #3, Wabash, Indiana	46992
 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 877.539.5644

ITEM 1.01 – Entry into a Material Definitive Agreement.

On December 20, 2010, Explore Anywhere Holding Corp. (previously known as PorFavor Corp.), a Nevada corporation (referred to herein as “we”, “us”, “our” and “our company” and “Explore Holding”), entered into a Share Exchange Agreement with ExploreAnywhere Inc., a private Nevada corporation (the “ExploreAnywhere”) and the shareholders of the ExploreAnywhere (the “Agreement”), whereby pursuant to the terms and conditions of the Agreement, the shareholders of ExploreAnywhere will acquire Two Million Six Hundred Thirteen Thousand Seven Hundred and Fifty (2,613,750) shares of our common stock.  The issuance of such shares of our common stock will not involve any public offering, general advertising or solicitation.  At the time of the issuance, and prior thereto, the shareholders of ExploreAnywhere have fair access to and was in possession of all available material information about our company.  The shares will bear a restrictive transfer legend in accordance with Rule 144 under the Securities Act.

The closing of the transactions in the agreement are contingent upon satisfaction of closing conditions listed in the Agreement, which includes ExploreAnywhere providing its audited annual financial statements and unaudited interim financial statements, as required by Regulation S-X. A copy of the Agreement is attached hereto as Exhibit 2.1.

The issuance of the securities above will be effected in reliance on the exemptions for sales of securities not involving a public offering, as set forth in Rule 506  promulgated  under the Securities Act of 1933, as amended (the  "Securities Act") and in Section 4(2) and Section 4(6) of the Securities Act and/or Rule 506 of Regulation D.

ExploreAnywhere is in the business of selling computer monitoring software and hardware products. One of its products has been designed and developed by the company; with regard to its remaining products, ExploreAnywhere acts as either an affiliated re-seller or rebrands products from outside suppliers.

ExploreAnywhere currently sells one computer software monitoring product (“Spybuddy”) of which its management designed and developed in conjunction with an outside contract software engineer. The product “Spybuddy” has historically represented the majority of its sales, efforts remain ongoing to continue to support and develop this product. ExploreAnywhere acts as an affiliate re-seller of two similar products “Mobile Spy” and “Sniper Spy.” At present these products are offered for sale on ExploreAnywhere’s website, however there are no long term plans to promote or further develop these products. These products have not and do not represent a significant percentage of past or current company revenue. We may discontinue the sale of these products at any time in order to dedicate website space to support company owned product lines. Furthermore, the company has historically and currently offers a hardware keylogger. This product is re-branded by the company as “Keylogger HRD 2010,” the company does not design or manufacture this product. The company sources the product from a third party. The company does not currently maintain inventory of this product, and long term decisions regarding future development of this product line have yet to be determined. ExploreAnywhere sells its products through its website and through various third party affiliate channels. The company does not presently sell within any physical retail stores. ExploreAnywhere, Inc. has a goal to continue development of the existing “Spybuddy” product line and to develop further company owned products for application within the monitoring software market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE:                      January 11, 2011

EXPLORE ANYWHERE HOLDING CORP.

By: /s/William Gerlib
Name: William Gerlib
Title: Interim CEO